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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Microsoft Corporation of our report dated July 17, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
December 2, 1997